SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒                                                                Filed by a Party other than the Registrant ☐

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TIB FINANCIAL CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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TIB FINANCIAL CORP.
599 9th Street North, Suite 101
Naples, Florida  34102-5624

October [●], 2010
Dear Shareholder:

It is a pleasure to invite you to attend a Special Meeting of Shareholders of TIB Financial Corp. The meeting will be held at [●], on [●], November [●], 2010, at [●], Eastern time.

At the special meeting, you will be asked to consider and vote upon an amendment to our Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 750,000,000 to 5,000,000,000 shares.  The principal purposes of increasing the authorized shares of common stock are to ensure that we have sufficient authorized and unissued shares available to complete various share issuances contemplated by our Investment Agreement with North American Financial Holdings, Inc. and to provide additional authorized and unissued shares for future purposes.  Second, you will be asked to consider and vote upon an amendment to our Restated Articles of Incorporation to effect a reverse stock split of our common stock at a ratio between 1:10 to 1:100 to be determined by our Board of Directors and at an effective date to be determined by our Board of Directors.  The principal purpose of this reverse stock split is to maintain the continued listing of our shares on the NASDAQ Global Select Market.  Third, you will be asked to consider and vote upon an amendment to our Restated Articles of Incorporation to allow our shareholders to act by written consent.  The principal purpose of this is to facilitate future corporate action without the expense of a shareholder meeting.

After careful consideration, our Board of Directors has unanimously approved the amendments to our certificate of incorporation to effect the increase in the amount of authorized shares of our common stock, the reverse stock split, and the ability for shareholders to act by written consent.  The approval and adoption of each of the amendments to our certificate of incorporation requires the affirmative vote of holders of at least a majority of the outstanding shares of our common stock as of the record date.  Failure to vote will be the equivalent of a “No” vote.  North American Financial Holdings, Inc. beneficially owns common stock and preferred stock entitling it to 99% of the voting rights of the Company and has indicated it will vote in favor of all of the proposals.

We urge you to read the proxy statement materials in their entirety and to consider them carefully.  If you hold stock in more than one account or name, you will receive a proxy card for each.  Regardless of whether you plan to attend, please follow the instructions on the enclosed proxy card and vote your shares by telephone, by Internet or by dating, signing and returning the enclosed proxy card(s) as soon as possible.  Each card represents a separate number of votes.  Postage-paid envelopes are provided for your convenience.  This will not prevent you from voting at the meeting, but will assure that your vote is counted if you are unable to attend.  If you hold your shares in the name of a bank or broker, the availability of telephone and Internet voting will depend on the voting process of the applicable bank or broker.  Therefore, we recommend that you follow the voting instructions on the form that you receive.

The directors, management and staff thank you for your continued support and interest in TIB Financial Corp.

Very truly yours,

R. Eugene Taylor
                        Chairman and Chief Executive Officer

THIS PROXY STATEMENT IS DATED OCTOBER [●], 2010
AND IS FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT OCTOBER [●], 2010.

TIB FINANCIAL CORP.
the bank holding company for
TIB Bank and Naples Capital Advisors, Inc.
599 9th Street North, Suite 101
Naples, Florida  34102-5624

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD November [●], 2010

To:           The Shareholders of TIB Financial Corp.

A Special Meeting of Shareholders (the “Special Meeting”) of TIB Financial Corp. (the “Company”) will be held at [●], on [●], November [●], 2010, at [●] for the purpose of acting upon the following matters:

1.
To approve an amendment to our Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 750,000,000 to 5,000,000,000 shares (the “Authorized Share Increase”).

2.
To approve an amendment to our Restated Articles of Incorporation to effect a reverse stock split of our common stock at a ratio between 1:10 to 1:100 to be determined by our Board of Directors, including reducing the number of authorized shares of our common stock by the reverse split ratio, at an effective date to be determined by our Board of Directors (the “Reverse Stock Split”).

3.	To approve an amendment to our Restated Articles of Incorporation to authorize shareholders to act by written consent (the “Written Consent Authorization”).

The Board of Directors of the Company (the “Board of Directors”) has set October 1, 2010 as the record date for the Special Meeting.  Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Special Meeting.

Important Notice regarding the availability of proxy materials for the special meeting of shareholders to be held on November [●], 2010.

A copy of this Proxy Statement, as well as TIB Financial Corp.’s Proxy Statement for the 2010 Annual Meeting of Shareholders and Annual Report on Form 10-K, are also available to shareholders via the Internet at [●].

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOREGOING PROPOSALS.

YOUR VOTE IS IMPORTANT.  EACH SHAREHOLDER IS URGED TO VOTE PROMPTLY BY TELEPHONE, INTERNET OR BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD.  IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

October [●], 2010	By Order of the Board of Directors

R. Eugene Taylor
Chairman and Chief Executive Officer

TIB FINANCIAL CORP.
the bank holding company for
TIB Bank and Naples Capital Advisors, Inc.
PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER [●], 2010

BACKGROUND, PROXY SOLICITATION AND VOTING

This proxy statement is being furnished in connection with the solicitation by the Board of Directors of proxies from the shareholders of TIB Financial Corp. (“we,” “our,” or the “Company”) for use at a Special Meeting of Shareholders (the “Special Meeting”).  This proxy statement and the enclosed proxy are being mailed to our shareholders on or about October [●], 2010.

Matters to Be Considered at the Special Meeting

At the Special Meeting, you will consider and vote upon the following:

Proposal One.  To approve an amendment to our Restated Articles of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 750,000,000 to 5,000,000,000 shares (the “Authorized Share Increase”).

Proposal Two.  To approve an amendment to our Restated Articles of Incorporation to effect a reverse stock split of our Common Stock at a ratio between 1:10 to 1:100 to be determined by our Board of Directors, including reducing the number of authorized shares of our Common Stock by the reverse split ratio, at an effective date to be determined by our Board of Directors (the “Reverse Stock Split”).

Proposal Three.  To approve an amendment to our Restated Articles of Incorporation to authorize shareholders to act by written consent (the “Written Consent Authorization”).

About Us

We are a bank holding company organized in February 1996 under the laws of the State of Florida.  Our operating subsidiaries consist of TIB Bank (which commenced its commercial banking operations in Islamorada, Florida in 1974) and Naples Capital Advisors, Inc. (which commenced its investment advisory services in Naples, Florida in 2007).

The NAFH Transaction

On June 29, 2010, the Company entered into an Investment Agreement (the “Investment Agreement”) with TIB Bank, a subsidiary of the Company (“TIB Bank”), and North American Financial Holdings, Inc. (“NAFH”), pursuant to which the Company sold to NAFH (i) 700,000,000 shares of the Company’s common stock (the “Common Stock”) at $0.15 per share, (ii) 70,000 shares of mandatorily convertible participating voting preferred stock (the “Preferred Stock”) for $1,000 per share and (iii) a warrant representing the right to purchase, during the 18-month period following the closing of the Share Purchase (as defined herein), up to 1,166,666,667 shares of Common Stock at $0.15 per share (or up to 175,000 shares of Preferred Stock for $1,000.00 per share).  Following receipt of shareholder approval of the Authorized Share Increase, the Preferred Stock issued at the closing will mandatorily convert into a number of shares of Common Stock equal to the $70,000,000 purchase price divided by $0.15 per share, or 466,666,666 shares of Common Stock, subject to antidilution adjustments.  The sale of the Company Common Stock and Preferred Stock is referred to as the “Share Purchase.”

Upon the closing of the Share Purchase, which occurred on September 30, 2010, NAFH became the beneficial owner of 99% of the voting rights of the Company and effectively controls the operations of the Company.  Prior to the Share Purchase, the Company did not have any controlling shareholders.  NAFH paid an aggregate of $175 million in consideration for the Share Purchase.

The Regulatory Consent Order

Also as previously disclosed, on July 2, 2010, TIB Bank entered into a Consent Order (the “Consent Order”) with the FDIC and the State of Florida Office of Financial Regulation (collectively, the “Regulatory Agencies”).  Among other things, TIB Bank agreed with the Regulatory Agencies that (i) its board of directors will continue to increase its participation in the affairs of TIB Bank, and establish a Directors’ Committee to oversee TIB Bank’s compliance with the Consent Order, (ii) it will continue to have and retain qualified management and notify the Regulatory Agencies of changes in directors or senior executive officers, and (iii) within 90 days it will have and maintain a Tier 1 capital ratio of at least 8% and a total risk based capital ratio of at least 12%.  TIB Bank also agreed that it will (i) continue to charge off assets classified “loss” and 50% of those classified “doubtful,” (ii) undertake over a two-year period a scheduled reduction of the balance of assets classified “substandard” and “doubtful” in its recent examination by at least 70%, (iii) restrict extensions of additional credit to certain borrowers whose loans have been classified by TIB Bank, (iv) update its risk segmentation analysis with respect to concentrations of credit listed in its recent examination report, (v) prepare an updated business/strategic plan, (vi) update its plan to improve and/or sustain Bank earnings, (vii) continue to maintain an adequate allowance for loan losses, (viii) revise and implement a policy for managing interest rate risk, (ix) revise its plan relating to liquidity to encompass recommendations of the Regulatory Agencies, (x) not declare or pay dividends without the prior approval of the Regulatory Agencies, (xi) not accept, renew or rollover any broker deposits except in accordance with applicable FDIC regulations, (xii) notify the Regulatory Agencies prior to undertaking asset growth of 5% or more per annum, and (xiii) submit quarterly progress reports relating to the Consent Order to the Regulatory Agencies.  The Company believes that the closing of the Share Purchase and the other transactions contemplated by the Investment Agreement will bring TIB Bank into full compliance with the Consent Order.

Troubled Asset Relief Program and Securities Repurchase

On December 5, 2008, as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program, the Company sold to the U.S. Department of the Treasury (the “Treasury”) $37 million of Series A preferred stock of TIB Financial Corp. (the “Series A Preferred Stock”), with a 5% cumulative annual dividend yield for the first five years, and 9% thereafter, and a ten-year warrant to purchase up to 1,106,389 shares of the Company’s voting Common Stock (the “TARP Warrant”), at an exercise price of $5.02 per share, for a purchase price of $5.5 million in cash.

Immediately following the closing of the Share Purchase, NAFH purchased all of the outstanding shares of the Series A Preferred Stock and the TARP Warrant from the Treasury for an aggregate consideration of approximately $12.2 million.  NAFH subsequently contributed those securities to the Company. As a result, we no longer expect to be subject to the restrictions imposed upon us by the terms of our Series A Preferred Stock, or certain regulatory provisions of the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act that were imposed on TARP recipients.

Appointments to the Board of Directors and Management

Upon the closing of the Share Purchase, the Company has appointed the designated representatives of NAFH to our Board of Directors and the board of directors of TIB Bank.  At the closing of the Share Purchase, the Company added experienced bankers R. Eugene Taylor, Christopher G. Marshall, Peter N. Foss, William A. Hodges, and R. Bruce Singletary to its Board of Directors, with Howard Gutman and Bradley Boaz remaining from the pre-closing Board of Directors.  TIB Bank added R. Eugene Taylor, Christopher G. Marshall, R. Bruce Singletary and Bradley Boaz to its board of directors, with Howard Gutman remaining from the pre-closing board of directors.  In addition, the Company has appointed several new executive officers: R. Eugene Taylor as Chief Executive Officer, Christopher G. Marshall as Chief Financial Officer, and Bruce Singletary as Chief Risk Officer.  Stephen J. Gilhooly will continue to serve as the Treasurer of the Company.

Additional Information

For additional background regarding the Company and the reasons for the individual proposals in this Special Meeting, please see “Proposal One—Reasons for the Authorized Share Increase,” “Proposal Two—Reasons for the Reverse Stock Split,” and “Proposal Three—Reasons for the Written Consent Authorization.”

Effect of Proxy

The enclosed proxy is for use at the Special Meeting if a shareholder is unable to attend the Special Meeting in person or wishes to have the holder’s shares voted by proxy, even if the holder attends the Special Meeting.  Any proxy may be revoked by the person giving it at any time before its exercise, by notice to our Secretary, by submitting a proxy having a later date, or by such person appearing at the Special Meeting and electing to vote in person.  All properly executed proxies delivered pursuant to this solicitation (and not revoked later) will be voted at the Special Meeting in accordance with the directions given in the proxy.  If a proxy is signed and no specification is made, the shares represented by the proxy will be voted in favor of the Authorized Share Increase, Reverse Stock Split, and Written Consent Authorization.

Record Date and Outstanding Shares

Our Board of Directors has set October 1, 2010 as the record date for the Special Meeting.  Only shareholders of record at the close of business on the record date, which includes NAFH, will be entitled to notice of and to vote at the Special Meeting.  As of the record date, there were 714,887,922 shares of our Common Stock outstanding, 700,000,000 shares of which are owned by NAFH, and well as 70,000 shares of Preferred Stock outstanding, which represent 466,666,666 votes on an as-converted basis, for a total of 1,181,554,588 votes outstanding with respect to voting on these matters.

Quorum and Voting Rights

A quorum for the Special Meeting consists of the holders of the majority of our outstanding votes entitled to be cast on a matter at the Special Meeting, present in person or represented by proxy.  Abstentions and broker non-votes will be counted as “shares present” in determining whether a quorum exists at the Special Meeting.

Each share of our Common Stock is entitled to one vote and each share of Preferred Stock is entitled to 6,666 votes on each matter to come before the Special Meeting.  If a quorum is present, the approval of the Authorized Share Increase, the Reverse Stock Split, and the Written Consent Authorization each requires the affirmative vote of a majority of the votes.

  North American Financial Holdings, Inc. beneficially owns Common Stock and Preferred Stock entitling them to 99% of the voting rights of the Company and has indicated that it will vote in favor of all of the proposals.

Solicitation of Proxies

In addition to this solicitation by mail, our officers and employees and those of TIB Bank, without additional compensation, may solicit proxies in favor of the proposals, if deemed necessary, by personal contact, letter, telephone or other means of communication.  Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of our Common Stock where appropriate, and we will reimburse them for their reasonable expenses incurred in connection with such transmittals.  The costs of solicitation of proxies for the Special Meeting will be borne by us.

Internet Availability of Proxy Materials

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each shareholder of record.  Instructions on how to access and review the proxy materials on the Internet can be found on the Proxy Card or voting instruction form sent to shareholders of record.

PROPOSAL ONE

APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 750,000,000 TO 5,000,000,000 SHARES

On September 28, 2010, the Board of Directors unanimously approved a resolution recommending that Article IV of its Restated Articles of Incorporation be amended to increase the number of shares of our authorized Common Stock to 5,000,000,000 shares from 750,000,000 shares, subject to the approval of the Company’s shareholders.  We refer to this proposal as the “Authorized Share Increase.”  No change is being proposed to the authorized number of shares of the Company’s preferred stock, which remains at 5,000,000 shares.  Like our existing Common Stock, the newly authorized Common Stock will not have any preemptive rights.

The Authorized Share Increase

The Authorized Share Increase would amend and restate Section A of Article IV of the Company’s Restated Articles of Incorporation to read in its entirety as follows to increase the total shares of Common Stock authorized:

A.  Number and Class of Shares Authorized; Par Value.

The Corporation is authorized to issue the following shares of capital stock:

(1)           Common Stock.  The aggregate number of shares of Common Stock (referred to in these Restated Articles of Incorporation as “Common Stock”) which the Corporation shall have authority to issue is 5,000,000,000 with a par value of $0.10 per share.

(2)           Preferred Stock.  The aggregate number of shares of preferred stock (referred to in these Restated Articles of Incorporation as “Preferred Stock”) which the Corporation shall have authority to issue is 5,000,000 with no par value.

Reasons for the Authorized Share Increase

The Investment Agreement

The Authorized Share Increase is required in connection with certain transactions contained in the Investment Agreement, as described above in “Background, Proxy Solicitation and Voting—About Us.”   The Investment Agreement contemplated, in addition to a sale of Common Stock, (i) a sale of 70,000 shares of mandatorily convertible participating voting preferred stock for $1,000 per share and (ii) a warrant representing the right to purchase, during the 18-month period following the closing of the Share Purchase, up to 1,166,666,667 shares of Common Stock at $0.15 per share (or up to 175,000 shares of Preferred Stock for $1,000.00 per share).  Following receipt of shareholder approval of the Authorized Share Increase, the Preferred Stock issued at the closing will mandatorily convert into shares of Common Stock equal to the $70,000,000 purchase price divided by $0.15 per share, or 466,666,666 shares of Common Stock, subject to antidilution adjustments.

The Company has agreed to call a special meeting of its shareholders following the closing of the Share Purchase to amend its Restated Articles of Incorporation to increase the authorized shares of Common Stock to at least such number as shall be sufficient to permit issuance of all of the shares of Common Stock contemplated upon conversion of the Preferred Stock, the exercise of NAFH’s warrant described above and the consummation of the Rights Offering (as defined below) (the “Contemplated Issuances”).  The total number of shares of Common Stock issuable as a result of such transactions is 1,782,333,333.

Our Restated Articles of Incorporation currently authorize us to issue 750,000,000 shares of Common Stock, $0.10 par value per share, and 5,000,000 shares of Preferred Stock with no par value.  As of the record date for the Special Meeting, October 1, 2010, 714,887,922 shares of Common Stock were issued and outstanding, including 700,000,000 shares issued to NAFH in connection with the Share Purchase, and 70,000 shares of Preferred Stock, issued to NAFH in connection with the Share Purchase, were issued and outstanding.  Based on this number of outstanding shares of Common Stock, at least 2,497,221,255 shares of Common Stock must be authorized to assure that all shares of Common Stock issuable in connection with the Contemplated Issuances are authorized.

The Rights Offering

Our Investment Agreement with NAFH provides that as promptly as practicable following the closing of the Share Purchase, and subject to compliance with all applicable law, the Company will distribute to each holder of record of Common Stock (a “Legacy Shareholder”) as of the close of business on July 12, 2010 nontransferable rights (the “Rights”) to purchase Common Stock at a purchase price of $0.15 per share (such distribution, the “Rights Offering”).  Each Legacy Shareholder will receive 10 Rights for each share of Common Stock held by such Legacy Shareholder on the record date, provided that (i) the maximum number of shares of Common Stock with respect to which such Rights, in the aggregate, may be exercised is 149,000,000 shares and (ii) no Legacy Shareholder will be permitted to exercise any Rights to the extent that immediately following such exercise, such Legacy Shareholder (alone or acting in concert with any other holder of Common Stock) would own, control or have the power to vote in excess of 4.9% of the outstanding shares of Common Stock (assuming the conversion in full of the Preferred Stock).  The Rights Offering will not contain any oversubscription round or a backstop by any shareholder.  Completion of the Rights Offering will be conditioned upon the approval by the Company’s shareholders of the increase in the Company’s authorized shares of Common Stock as contemplated by the Investment Agreement.

Terms of the Preferred Stock

The 70,000 shares of Preferred Stock are convertible into 466,666,666 shares of Common Stock.  The Preferred Stock is designated as our Series B Convertible Participating Voting Preferred Stock.  The Preferred Stock with respect to dividend rights and rights on liquidation, rank junior to all our other preferred stock, unless otherwise specified by the terms of such other preferred stock.  It ranks on parity with the Common Stock on dividends and senior to the Common Stock on liquidation rights.  The Preferred Stock participates in any dividends declared by our Board of Directors on our Common Stock on an as-converted basis and are noncumulative.  Upon shareholder approval of an amendment to our Restated Articles of Incorporation to increase the authorized number of shares of our Common Stock, the Preferred Stock will mandatorily convert to Common Stock at a current ratio of 1 to 6,666.67, subject to any antidilution adjustments for events such as splits, share dividends and issuances on the Common Stock.  The Preferred Stock generally vote along with the Common Stock in the same class on an as-converted basis, except the Preferred Stock vote as a separate class on any amendments to our Restated Articles of Incorporation or certain share exchange, reclassification, or change-of-control transactions that would affect the rights of the Preferred Stock.  Upon liquidation or dissolution of the Company, the holders of the Preferred Stock would receive the greater of (i) $0.01 plus any declared but unpaid dividends, or (ii) the amount that the holder would have received had the holder’s Preferred Stock been converted into Common Stock prior to the liquidation or dissolution, plus any declared but unpaid dividends.  Such payments have priority before payments on the Common Stock.  The Preferred Stock is not subject to any redemption or sinking fund provisions and does not benefit from any preemption rights (except by operation of the antidilution provisions).  The Preferred Stock is also not registered and thus cannot be transferred, except as permitted by an applicable exemption or exception under the federal securities laws.

Because the Preferred Stock already shares in the voting and the dividend rights of the Common Stock, the conversion from Preferred Stock to Common Stock, which will occur automatically if this Authorized Share Increase is approved, will not further dilute the voting or economic rights of the holders of Common Stock.  The Authorized Share Increase is being solicited, in part, to allow for the conversion into Common Stock, which would allow the Company to retire the outstanding shares of Preferred Stock and have those authorized shares of preferred stock available for use in future corporate purposes.

The Warrant

The warrant represents the right for NAFH to purchase up to 1,166,666,667 shares of Common Stock at an exercise price of $0.15 per share.  However, until we obtain shareholder approval of an amendment to our Restated Articles of Incorporation to increase the authorized number of shares of our Common Stock (which this Authorized Share Increase constitutes), the warrant may only be exercised for Preferred Shares that would be convertible into such number of Common Shares otherwise receivable upon the warrant’s exercise.  The warrant is exercisable by the holder, NAFH, at any time from September 30, 2010 until March 30, 2012, upon which time the warrant shall expire. The warrant is not transferable by NAFH except to affiliates of NAFH.  The warrant contains customary antidilution adjustments for events such as splits, share dividends and issuances on the Common Stock.  If NAFH exercised the warrant in full, the aggregate exercise price would be $175 million.

Other Corporate Purposes

If the shareholders approve the proposal to increase the number of shares of Common Stock we are authorized to issue, additional shares of Common Stock, after giving effect to the Contemplated Issuances, would also be available which could be issued for valid corporate purposes, such as:

•	Raising working capital,

•	Stock splits or stock dividends,

•	Acquisitions and mergers,

•	Recruiting employees and executives,

•	Employee benefit plans,

•	Establishing strategic relationships, and

•	Other business purposes.

The Board of Directors believes that it is in the best interests of the Company to have additional shares of Common Stock authorized at this time in order to assure that the Contemplated Issuances can be completed successfully.  The additional shares of Common Stock authorized by the proposed amendment in excess of the shares used for the Contemplated Issuances would be available for the issuances described above or other issuances without further action by our shareholders.  However, our shareholders will be required to approve certain issuances of our Common Stock under the provisions of the Florida Business Corporation Act and the governance requirements of the NASDAQ Global Select Market or other stock market where our shares are listed.

Although our Board of Directors will authorize the issuance of additional Common Stock based on its judgment as to our best interests and that of our shareholders, future issuance of Common Stock could have adverse effects on current shareholders.  Such issuances could have a dilutive effect on the voting power and equity interest of existing shareholders.  If the Company ceases to be majority held by NAFH, the increase in the number of authorized shares of Common Stock could have an antitakeover effect against future acquirors, although this is not the intent of the Board of Directors in proposing the amendment.  For example, if the Board of Directors issues additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company without the approval of the Board of Directors, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by the board, including transactions in which the shareholders might otherwise receive a premium for their shares over then-current market prices.  As of the date of this proxy statement, the Board of Directors is not aware of any such attempt or plan to obtain control of the Company other than pursuant to the recently closed Share Purchase.

Effect of the Authorized Share Increase

Adoption of the Authorized Share Increase would not affect the rights of the holders of currently outstanding Common Stock.  If additional authorized shares of Common Stock, or securities that are convertible into, or exchangeable or exercisable for shares of Common Stock are issued, our existing shareholders could, depending upon the price realized, experience dilution of book value per share, earnings per share and percentage ownership.  When and if additional shares of our Common Stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of Common Stock, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid.

The Authorized Share Increase, if adopted, will ensure that the Company will continue to have an adequate number of authorized and unissued shares of Common Stock available for foreseeable future uses as described above.

Outstanding Common Stock and Shares of Common Stock Available for Issuance

	As of October 1, 2010		Upon Effectiveness of Amendment
Shares of Common Stock Authorized	750,000,000		5,000,000,000
Shares of Common Stock Outstanding	714,887,922		1,181,554,588	2
Shares of Common Stock Currently Reserved for Issuance	2,044,252	1	1,317,710,919	3
Shares of Common Stock Available for Future Issuance	33,067,826		2,500,734,493

1. The number of shares of Common Stock reserved for issuance as of October 1, 2010 reflects 770,428 shares of Common Stock subject to outstanding options and 1,273,824 shares of Common Stock subject to outstanding stock purchase warrants (excluding the warrant issued to NAFH in connection with the Investment Agreement, which is exercisable only for Preferred Stock prior to the approval of the Authorized Share Increase).

2.  The number of shares outstanding after the effectiveness of the amendment reflects the conversion the shares to be issued upon conversion of the Preferred Stock.

3. The number of shares of Common Stock reserved for issuance upon effectiveness of amendment reflects the number of shares of Common Stock reserved for issuance as of October 1, 2010, plus the shares to be issued in the Rights Offering, and the shares to be issued upon exercise of the warrant held by NAFH.

Required Vote

The affirmative vote of the holders of a majority of the outstanding votes represented by shares of Common Stock and Preferred Stock outstanding and entitled to vote at the Special Meeting is required to approve the proposed authorization for the Authorized Share Increase.  Abstentions and broker non-votes will have the effect of a vote against the proposal.

Amendment Effective Time

The effective date of the Authorized Share Increase will be the date on which the Articles of Amendment are accepted and recorded by the Florida Secretary of State (subject to any specific future time of effectiveness stated therein) in accordance with Section 607.1006 of the Florida Business Corporation Act.  It is expected that the Articles of Amendment to the Company’s Restated Articles of Incorporation setting forth the amendments contemplated by this Proposal No. 1 will be submitted for filing on the next business day after the Special Meeting.

Exchange Act Registration

The Company’s Common Stock is currently registered under Section 12 of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).  The amendment to the Company’s Certificate of Incorporation effecting the Authorized Share Increase will not affect the registration of the Common Stock under the Exchange Act.

Interests of Certain Persons in the Proposal

NAFH, as a majority shareholder in the Company, may be deemed to have an interest in this Proposal No. 1, because adoption of the Authorized Share Increase will allow the Company to consummate the conversion of Preferred Shares into Common Shares, and the future issuance of Common Shares to NAFH upon the exercise of the warrant it holds, each as contemplated by the  Investment Agreement.  In addition, certain of the Company’s officers and directors have an interest in this Proposal No. 1 as a result of their ownership of shares of stock of the Company, as set forth in the section entitled “Beneficial Ownership of Directors, Executive Officers and Principal Shareholders” below.  However, the Company does not believe that its officers or directors have interests in the Authorized Share Increase that are different from or greater than those of any other shareholder of the Company.

The Board of Directors unanimously recommends a vote “FOR” Proposal One.

PROPOSAL TWO

APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO BETWEEN 1:10 to 1:100 TO BE DETERMINED BY OUR BOARD OF DIRECTORS

Our shareholders will also be asked to approve an amendment to our Restated Articles of Incorporation to effect a reverse stock split of the issued and outstanding shares of our Common Stock in a ratio to be selected by the Board of Directors within a range of 1:10 to 1:100 and at an effective date to be determined by our Board of Directors.  Such a reverse stock split may be necessary to meet a requirement that our Common Stock have a minimum closing price of $1.00 on the NASDAQ Global Select Market in order to maintain the listing of our Common Stock on the NASDAQ Global Select Market.  The Company expects that the Reserve Stock Split would be effective, assuming shareholders approve the Authorized Share Increase and the Company launches the Rights Offering, as soon as practicable after the consummation of the Rights Offering and in any case after the effective time of the Authorized Share Increase.   If shareholders approve this proposal, our Board of Directors will have the authority, but not the obligation, in its sole discretion and without further action on the part of the shareholders, to effect the Reverse Stock Split.

The Reverse Stock Split

A reverse stock split will be effected by filing an amendment to our Restated Articles of Incorporation which will specify the effective time of the Reverse Stock Split and the split ratio selected by the Board of Directors.  Subject to the completion of certain information by our Board of Directors, the Reverse Share Split would amend Article IV of our Restated Articles of Incorporation by:

(1)  Amending and restating Section A(1) of Article IV of the Company’s Restated Articles of Incorporation to read in its entirety as follows:

(1)           Common Stock.  The aggregate number of shares of Common Stock (referred to in these Restated Articles of Incorporation as “Common Stock”) which the Corporation shall have authority to issue is [____] with a par value of $0.10 per share.

(2)  Adding the following new Section F to Article IV of the Company’s Restated Articles of Incorporation:

F.  Reverse Stock Split.

Upon the effectiveness of the amendment to the Restated Articles of Incorporation (the “Reverse Split Effective Time”), each [____] shares of the Corporation’s Common Stock, par value $0.10 per share, issued and outstanding immediately prior to the Reverse Split Effective Time (the “Old Common Stock”) (including the number of shares of common stock issuable upon exercise or conversion of all issued and outstanding, options, warrants and convertible securities of every kind), will automatically and without any action on the part of the respective holders thereof, be combined and reclassified into one (1) share of Common Stock, par value $0.10 per share (the “New Common Stock”) (and such combination and conversion, the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the Reverse Stock Split, and the Corporation shall not recognize on its stock record books any purported transfer of any fractional share of New Common Stock. In lieu of such fraction of a share, any holder of such fractional share shall be entitled receive one whole share of Common Stock. Each stock certificate that, immediately prior to the Reverse Split Effective Time, represented shares of Old Common Stock shall, from and after the Reverse Split Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.

Upon the effectiveness of the amendment to the articles of incorporation effecting the Reverse Stock Split, the issued and outstanding shares of our Common Stock immediately prior to the split effective time will be combined into a smaller number of shares such that a shareholder will own one new share of Common Stock for each 10 to 100 shares of issued Common Stock held by that shareholder immediately prior to the split effective time.  The exact split ratio within the 1:10 to 1:100 range will be determined by our Board of Directors prior to the reverse split effective time and will be publicly announced.  The Board of Directors’ decision will be based on a number of factors, including market conditions, existing and expected trading prices for our Common Stock and the listing requirements of the NASDAQ Global Select Market.  The Board of Directors may elect to not effect the Reverse Stock Split, despite the shareholder authorization, in its sole discretion.

Reasons for the Reverse Stock Split

The Reverse Stock Split is necessary in order to continue the listing of our Common Stock on NASDAQ Global Select Market.  On July 7, 2010, the Company received a delisting notice from The NASDAQ Stock Market LLC (“NASDAQ”), which was anticipated, due to the Company’s non-compliance with NASDAQ’s $1.00 per share bid price requirement.  The letter from NASDAQ notified the Company that it is in violation of NASDAQ Marketplace Rule 5505 in that the bid price for its Common Stock was below the required listing standard and that its Common Stock would be delisted from the NASDAQ Global Select Market on July 16, 2010 unless the Company asked for a hearing before a NASDAQ Listing Qualifications Hearing Panel (the “Panel”).  The Company made such a request and the hearing was held on August 5, 2010.  During the hearing the Company requested an extension to January 3, 2011 for the Company to demonstrate a closing bid price of $1 per share in accordance with the NASDAQ rules.  The Company has advised NASDAQ that the Company intends to call a special meeting of its shareholders following the closing of the NAFH investment to approve the adoption of an amendment to the Company’s Restated Articles of Incorporation to effect a reverse stock split and thereby regain compliance with the listing rules.  On September 2, 2010, the Company was advised by NASDAQ that its request for an extension to January 3, 2011 was granted.  Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock, in order to comply with NASDAQ requirements.  We expect that the Board of Directors will consider the recent volatility of our Common Stock and will take this into account in determining a reverse split ratio, so that even if our stock price remains volatile, it might remain above a price necessary to meet the NASDAQ listing requirements although there can be no assurance that it will do so.

Although the Board of Directors anticipates that the market price of our Common Stock will rise in proportion to the reduction in the number of shares outstanding before the Reverse Stock Split, there can be no assurance of such result.  The market price of our Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding.  If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.  Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

The long-term effects of the Reverse Stock Split on our share price are also uncertain.  The history of similar stock split combinations for companies in like circumstances is varied.  It is also possible that the per share price of the Company’s Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Stock Split, and there can be no assurance that the market price per share of the Company’s Common Stock after the Reverse Stock Split will either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time.  The market price of the Company’s Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s future performance.  In addition, although it currently satisfies all other current standards for continued listing on the NASDAQ Global Select Market, there can be no assurance that the Company will not be delisted due to a failure to meet other continued listing requirements, even if the market price per share of the Company’s Common Stock after the Reverse Stock Split remains in excess of $1.00.

Effect of the Reverse Stock Split

The proposed amendment to our articles of incorporation to effect the Reverse Stock Split will effect the Reverse Stock Split and will reduce the number of authorized shares of our Common Stock by the same percentage by which the issued shares were reduced as a result of the Reverse Stock Split.  For example, if the outstanding shares are subject to a 1:10 reverse stock split, the authorized shares of Common Stock will be reduced from 5,000,000,000 shares to 500,000,000 shares (assuming the approval of Proposal No. 1, which will authorize the increase in our authorized shares of Common Stock to 5,000,000,000).  All stock options and stock purchase warrants outstanding as of the effective time of the Reverse Stock Split will be appropriately adjusted to reflect the Reverse Stock Split by increasing the purchase price of the option shares and reducing the number of shares which may be purchased.

The following table illustrates the effects on our authorized, outstanding and available shares of a Reverse Stock Split at various levels between 1:10 to 1:100, before and after giving effect to the Contemplated Issuances, assuming:

•	Approval of Proposal No. 1 for the increase in our authorized shares of Common Stock to 5,000,000,000 shares prior to the Reverse Stock Split;

•	Without giving effect to any adjustments for fractional shares on our authorized and outstanding shares of Common Stock; and

•	Without taking into account shares reserved for options and warrants (other than the warrant held by NAFH).

	Prior to Reverse Stock Split	After 1-for-10 Reverse Stock Split	After 1-for-50 Reverse Stock Split	After 1-for-100 Reverse Stock Split
Authorized Shares	5,000,000,000	500,000,000	100,000,000	50,000,000
Currently Outstanding Shares	714,887,922	71,488,792	14,297,758	7,148,879
Shares Available for Issuance Prior to the Contemplated Issuances	4,285,112,078	428,511,208	85,702,242	42,851,121
Shares Issued in the Contemplated Issuances	1,782,333,333	178,233,333	35,646,666	17,823,333
Shares Available for Issuance After the Contemplated Issuances	2,502,778,745	250,277,875	50,055,576	25,027,788

If shareholders approve this proposal, our Board of Directors will have the authority, but not the obligation, in its sole discretion and without further action on the part of the shareholders, to effect the Reverse Stock Split.  The Reverse Stock Split will be effected simultaneously for all outstanding shares of Common Stock and the exchange ratio will be the same for all shares of Common Stock.  The Reverse Stock Split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any shareholders owning a fractional share.  For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of Common Stock immediately after the Reverse Stock Split.  The number of shareholders of record would not be affected by the Reverse Stock Split.  Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable.  If the Reverse Stock Split is implemented, it will increase the number of shareholders of the Company who own “odd lots” of less than 100 shares of the Company’s Common Stock.  Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of Common Stock.  We intend to effect the Reverse Stock Split after the consummation of the Rights Offering, and any shares of our Common Stock purchased in the Rights Offering will be subject, along with all other outstanding shares of our Common Stock, to the Reverse Stock Split.

Change in Number and Exercise Price of Employee and Director Equity Awards

The proposed Reverse Stock Split will reduce the number of shares of Common Stock available for issuance under the Company’s employee and director equity plans, including TIB Financial Corp. Employee Stock Ownership Plan with 401(k) Provisions, the 1994 Incentive Stock Option Plan and the 2004 Equity Incentive Plan, in proportion to the reverse stock split ratio determined by the Board within the limits set forth in this Proposal No. 2.  Under the terms of the Company’s outstanding equity awards, the Reverse Stock Split would cause a reduction in the number of shares of Common Stock issuable upon exercise or vesting of such awards in proportion to the exchange ratio of the Reverse Stock Split and would cause a proportionate increase in the exercise price of such awards to the extent they are stock options.  The number of shares authorized for future issuance under the Company’s equity plans will also be proportionately reduced.  The number of shares of Common Stock issuable upon exercise or vesting of outstanding equity awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

Amendment Effective Time

The effective date of the Reverse Stock Split will be the date on which the Articles of Amendment to the Company’s Restated Articles of Incorporation to effect the amendments contemplated by this Proposal No. 2 are accepted and recorded by the Florida Secretary of State (subject to any specific future time of effectiveness stated therein) in accordance with Section 607.1006 of the Florida Business Corporation Act.  If the Reverse Stock Split is approved, the Company intends to make the Reverse Stock Split effective after the consummation of the Rights Offering (although the Reverse Stock Split is not conditioned upon the consummation of the Rights Offering).  The exact timing of the filing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and its shareholders, but will be in any case after the effective time of the Authorized Share Increase, if it is also approved.  On the effective date of the amendment to effect the Reverse Stock Split, shares of Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the shareholders, into new shares of Common Stock in accordance with the reverse stock split ratio determined by the Board within the limits set forth in this Proposal No. 2 and with fractional shares treated as specified below.

Procedure for Exchange of Stock Certificates

As soon as practicable after the effective date of the Reverse Stock Split, our shareholders will be notified that the Reverse Stock Split has been effected.  We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates.  Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that we will send to our shareholders.  No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.  Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares.  SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares will be created or issued in connection with the Reverse Stock Split.  Shareholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a number of post-split shares rounded up to the nearest whole number of shares.  The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to have the holder’s fractional interest rounded up to the nearest whole number when the post-split shares are issued.

Accounting Matters

The Reverse Stock Split will not affect the shareholders’ equity on our balance sheet.  However, because the par value of our Common Stock will remain unchanged on the effective date of the split, the components that make up the Common Stock capital account will change by offsetting amounts.  The per share net income or loss and net book value of the Company will be increased because there will be fewer shares of our Common Stock outstanding.  Prior periods’ per share amounts will be restated to reflect the Reverse Stock Split.

No Appraisal Rights

No appraisal rights are available under the Florida Business Corporation Act or under our Restated Articles of Incorporation as amended or our Bylaws to any shareholder who dissents from the proposal to approve the Reverse Stock Split.  There may exist other rights or actions under state law for shareholders who are aggrieved by reverse stock splits generally.  Although the nature and extent of such rights or actions are uncertain and may vary depending upon the facts or circumstances, shareholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

Interests of Certain Persons in the Proposal

Certain of the Company’s officers and directors have an interest in this proposed Reverse Stock Split as a result of their ownership of shares of stock of the Company, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below.  However, the Company does not believe that its officers or directors have interests in the Reverse Stock Split that are different from or greater than those of any other shareholder of the Company.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material federal income tax consequences of the Reverse Stock Split.  The discussion below is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), currently applicable United States Treasury regulations promulgated thereunder, and judicial and administrative decisions and rulings.  This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a “capital asset” (generally, property held for investment) within the meaning of Section 1221 of the Code.

This summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only.  The discussion below does not purport to deal with all aspects of federal income taxation that may affect particular shareholders in light of their individual circumstances or that may affect shareholders subject to special treatment under federal income tax law.  Shareholders subject to special treatment include insurance companies, tax-exempt organizations, financial institutions, mutual funds, broker-dealers, traders in securities, investors in pass-through entities, foreign individuals and entities, and shareholders who hold their stock as part of a hedge, wash sale, appreciated financial position, straddle, conversion or other risk reduction transaction.  In addition, the discussion below does not consider the effect of any applicable state, local or foreign tax laws.  For example, the state and local tax consequences of the Reverse Stock Split may vary significantly as to each shareholder, depending upon the state in which he or she resides.  The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder.  Accordingly, you are urged to consult with your tax advisor as to the tax consequences of the Reverse Stock Split to you in light of your particular circumstances, including the applicability and effect of any state, local or foreign tax laws.

No gain or loss should be recognized by a shareholder upon such shareholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the Reverse Stock Split.  The aggregate tax basis of the post-reverse stock split shares received in the Reverse Stock Split will be the same as the shareholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefore.  The shareholder’s holding period for the post-reverse stock split shares will include the period during which the shareholder held the pre-reverse stock split shares surrendered in the Reverse Stock Split.

Our view regarding the tax consequence of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts.  Accordingly, each shareholder should consult with such shareholder’s own tax advisor with respect to all of the potential tax consequences to such shareholder of the Reverse Stock Split.

Regulatory Effects

The Company’s Common Stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act.  The proposed Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act or the Company’s obligation to publicly file financial and other information with the SEC.  If the proposed Reverse Stock Split is implemented, the Company’s Common Stock will continue to trade on The NASDAQ Global Select Market under the symbol “TIBB” (although NASDAQ would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred).

Vote Required

The affirmative vote of the holders of a majority of the outstanding votes represented by shares of Common Stock and Preferred Stock outstanding and entitled to vote at the Special Meeting is required to approve the proposed authorization for a reverse stock split.  Abstentions and broker non-votes will have the effect of a vote against the proposal.

The Board of Directors unanimously recommends a vote “FOR” Proposal Two.

PROPOSAL THREE

APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO PERMIT SHAREHOLDER ACTION BY WRITTEN CONSENT

Our shareholders will also be asked to approve a proposal to authorize future corporate actions by shareholders of the Company to be taken by written consent, rather than requiring a shareholder meeting.  This would facilitate future corporate action by shareholders.

The Written Consent Authorization

The Written Consent Authorization would delete in its entirety Section B of Article VI of the Company’s Restated Articles of Incorporation, and replace the text therein with “[Reserved].”

Reasons for the Written Consent Authorization

The Florida Business Corporation Act provides that, unless otherwise provided in the articles of incorporation of a company, any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if the written consent is signed by the holders of shares having at least the minimum number of votes that would be necessary to take the action at a meeting of shareholders at which all shares were present and voting.  In order for the action to be effective, the minimum number of signed written consents must be delivered to the company within 60 days of the earliest dated written consent in the manner required by the Florida Business Corporation Act.  Further, prompt notice of the action without a meeting by less than unanimous written consent must be given to any shareholders who do not sign the written consent, summarizing the material features of such action.

Our current Restated Articles of Incorporation provide that shareholders may not act by written consent.  Therefore, in order for us to take advantage of the Florida Business Corporation Act provision permitting action to be taken by written consent of the shareholders, our Restated Articles of Incorporation must be amended.  Our Board of Directors considers such an amendment to be in our company’s and our shareholders’ best interests, because it will permit our shareholders to take actions without the expense and the timing problems associated with the necessity of calling special shareholders’ meetings or deferring actions until the next annual meeting.

Effect of the Written Consent Authorization

Adoption of the Written Consent Authorization would permit further shareholder actions to be taken by shareholders without a shareholder meeting.  As a result, if there are shareholders who possess sufficient voting power to take a certain corporate action, that action could be taken without the notice or procedural requirements of holding a special meeting of the shareholders.

As a result of the consummation of the Share Purchase, NAFH now holds a majority of the outstanding shares of our Common Stock and thus our voting power.  Whether or not this Written Consent Authorization is approved by the stockholders, NAFH has substantial control over the Company.  However, if this Written Consent Authorization is approved, NAFH would be able to more easily exercise that control because it could take actions unilaterally by written consent, without the need for calling a special shareholder meeting or waiting for an annual meeting.  Actions that NAFH would be able to take by written consent include, without limitation, amending our Bylaws, electing or removing any or all of our directors, amending our articles of incorporation (if also consented to by a majority of our Board of Directors), and consenting to mergers, consolidations or other major corporate transactions.  Other shareholders of the Company, besides NAFH, would only receive notice of the shareholder action after it has already been approved.

Amendment Effective Time

The effective date of the Written Consent Authorization will be the date on which the Articles of Amendment are accepted and recorded by the Florida Secretary of State (subject to any specific future time of effectiveness stated therein) in accordance with Section 607.1006 of the Florida Business Corporation Act.  It is expected that the Articles of Amendment to the Company’s Restated Articles of Incorporation setting forth the amendments contemplated by this Proposal No. 3 will be submitted for filing on the next business day after the Special Meeting.

Exchange Act Registration

The Company’s Common Stock is currently registered under Section 12 of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act.  The amendment to the Company’s Certificate of Incorporation effecting the Written Consent Authorization will not affect the registration of the Common Stock under the Exchange Act.

Interests of Certain Persons in the Proposal

NAFH, as a majority shareholder in the Company, may be deemed to have an interest in this Proposal No. 3, because the Written Consent Authorization will facilitate its ability to cause the Company to take corporate actions.  See  “—Effect of the Written Consent Authorization” above.

Vote Required

The affirmative vote of the holders of a majority of the outstanding votes represented by shares of Common Stock and Preferred Stock outstanding and entitled to vote at the Special Meeting is required to approve the proposed authorization for ability to act by written consent.  Abstentions and broker non-votes will have the effect of a vote against the proposal.

The Board of Directors unanimously recommends a vote “FOR” Proposal Three.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and as such may involve known and unknown risk, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results described in such forward-looking statements.  Any statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or performance are not historical facts and may be forward-looking.  These statements are often, but not always, made through the use of words or phrases such as “anticipate,”  “continuing,”  “expects,” “believe,” “intend” and similar words or phrases.  Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  The Company’s actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described elsewhere in this Proxy Statement and in the documents incorporated by reference herein.  All forward-looking statements are necessarily only estimates of future results and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements.  Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this proxy statement.

Actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:  the volatility of the Company’s stock price and possible delisting of the Company’s Common Stock from the NASDAQ Global Select Market; inability to achieve the anticipated results of the Reverse Stock Split; inability to achieve the higher minimum capital ratios that are required by the Consent Order, as well as failure to maintain adequate levels of capital and liquidity to support our operations; the effect of other requirements of the Consent Order and any further regulatory actions; any effects of our recent change of control, in which NAFH acquired a majority ownership of our voting power, including any change in management, strategic direction, business plan or operations; failure to continue as a going concern; the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; and the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, and interest rate risks.

Many of the factors set forth above are described in greater detail in the Company’s filings with the SEC.  All forward-looking statements included in this Proxy Statement are expressly qualified in their entirety by the foregoing cautionary statements.  Although the Company believes the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect.  All future written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the previous statements.  Except as may be required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made or to reflect the occurrence of unanticipated events.

BENEFICIAL OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND PRINCIPAL SHAREHOLDERS

The following table presents information regarding beneficial ownership of our Common Stock as of October 1, 2010 by:

•	Each person known by us to own more than 5% of our voting Common Stock;

•	Each of our directors;

•	Each of our executive officers; and

•	All of our executive officers and directors as a group.

Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.  Information relating to beneficial ownership of the shares is based upon “beneficial ownership” concepts set forth in the rules promulgated under the Exchange Act.  Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power” with respect to such security.  A person may be deemed to be the “beneficial owner” of a security if that person also has the right to acquire beneficial ownership of such security within 60 days.  Under the “beneficial ownership” rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest.  The information as to beneficial ownership has been furnished by the respective persons listed in the below table.

Name	Common Stock	Preferred Stock	Percent of Votes
	Number of shares	Percentage ownership(1)	Number of shares	Percentage ownership	(All Classes)
5% Shareholders
North American Financial Holdings, Inc. 4725 Piedmont Row Drive Charlotte, North Carolina 28210	700,000,000	98%	70,000	100%	99%

Directors and Executive Officers
R. Eugene Taylor (2)	700,000,000	98%	70,000	100%	99%
Christopher G. Marshall (2)	700,000,000	98%	70,000	100%	99%
R. Bruce Singletary (2)	700,000,000	98%	70,000	100%	99%
Peter N. Foss (3)	—	—	—	—	—
William A. Hodges (3)	—	—	—	—	—
Bradley A. Boaz	1,298	*	—	—	*
Howard B. Gutman (4)	171,151	*	—	—	*
Thomas J. Longe (5)	99,225	*	—	—	*
Stephen J. Gilhooly (6)	38,240	*	—	—	*
Michael D. Carrigan (7)	70,832	*	—	—	*
Michael H. Morris (8)	17,822	*	—	—	*
Alma R. Shuckhart (9)	90,770	*	—	—	*

All directors and executive officers as a group (12 persons)	700,489,338	98%	70,000	100%	99%

*	Percent share ownership is less than 1% of total shares outstanding.

(1)
Based on 714,887,922 shares outstanding as of October 1, 2010 plus 157,546 shares not outstanding but which are subject to granted but unexercised options providing the holders the right to acquire shares within 60 days through the exercise of the options plus outstanding warrants of 82,140, held by the directors and officers listed herein.  Unless otherwise indicated, the beneficial owners listed below may be contacted at our corporate headquarters at 599 9th Street North, Suite 101, Naples, Florida, 34102-5624.

(2)
Each of Messrs. Taylor, Marshall, and Singletary hereby disclaims beneficial ownership of the securities owned directly or indirectly by NAFH, except to the extent of his pecuniary interest therein, if any.

(3)
Excludes securities owned directly or indirectly by NAFH, beneficial ownership of which is hereby disclaimed by each of Messrs. Foss and Hodges, except to the extent of his pecuniary interest therein, if any.

(4)
Includes (a) 19,462 shares and 18,955 shares representing exercisable warrants held jointly with his spouse, (b) 2,121 shares held in his IRA account, and (c) 63,184 shares and 63,185 shares representing exercisable warrants held by Premier Insurance, LLC.  He is sole shareholder of HBG Insurance, Inc., a member of Premier Insurance, LLC and is the Managing Member of Premier Insurance.  He disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(5)
Includes (a) 3,607 shares in the Patrick J. Longe Revocable Trust, (b) 32,926 shares in the Patrick J. Longe Roth IRA, (c) 530 shares held by his spouse in custody for Andrew T. Longe, (d) 9,913 shares held in his IRA, and(e) 26,539 shares representing exercisable options.

(6)	Includes (a) 36,119 shares representing exercisable options and (b) 2,121 shares held in his IRA.

(7)	Includes (a) 4,244 shares held jointly with his spouse, (b) 4,244 shares held in his IRA, (c) 50,952 shares representing exercisable options.

(8)	Includes (a) 137 shares fully vested in his individual ESOP account, (b) 13,599 shares fully vested in the Michael H. Morris Trust.

(9)	Includes (a) 30,696 shares held jointly with her spouse, (b) 12,302 shares fully vested in her individual ESOP account, and (c) 43,936 shares representing exercisable options.

COST OF THIS PROXY STATEMENT

The entire cost of furnishing this Proxy Statement will be borne by us.  The Company must pay brokerage firms and other persons representing beneficial owners of shares held in street name their reasonable out-of-pocket expenses incurred in connection with sending the proxy materials to beneficial owners and obtaining beneficial owners’ voting instructions.

SHAREHOLDER PROPOSALS

Shareholder Proposals.  Any shareholder entitled to vote for the election of Directors may nominate persons for election to the Board of Directors.  In accordance with our Bylaws, nominations must be made in writing and must be delivered to or mailed to and received by the Secretary of the Company not less than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s Annual Meeting of Shareholders.  The Proxy Statement for our annual meeting was first mailed to Company shareholders on or about April 29, 2010.  Therefore, shareholder nominations for election at next year’s Annual Meeting must be received no later than the close of business on December 30, 2010.  Nominations must be in accordance with the procedures and include the information required by the Company’s Bylaws.

A shareholder who desires to have his or her proposal included in next year’s Proxy Statement for the 2011 annual meeting must deliver the proposal to the Secretary of the Company no later than the close of business on December 30, 2010.  This submission should include the proposal and a brief statement of the reasons for it, the name and address of the shareholder (as they appear in the Company’s stock transfer records), the number of Company shares beneficially owned by the shareholder and a description of any material direct or indirect financial or other interest that the shareholder (or any affiliate or associate) may have in the proposal.  Submissions must be in accordance with the procedures and include the information required by the Company’s Bylaws.

SEC rules provide that the Company must receive shareholders’ proposals intended to be presented at the Special Meeting a reasonable time before it begins to print and send the Proxy Statement to be eligible for inclusion in the proxy materials relating to the Special Meeting.

OTHER MATTERS

At the time of the preparation of this proxy statement, we were not aware of any matters to be presented for action at the Special Meeting other than the Proposals referred to herein.  If other matters are properly presented for action at the Special Meeting, it is intended that the persons named as Proxies will vote or refrain from voting in accordance with their best judgment on such matters.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” shareholder materials, such as proxy statements, information statements and annual reports.  This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in your household.  To obtain a separate copy of this Proxy Statement, contact the Company’s information agent, Broadridge, by telephone at 1-800-542-1061 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  If you want to receive separate copies of shareholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or, if you are a record holder, you may contact the Company’s information agent, Broadridge, by telephone at 1-800-542-1061 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC.  The Company strongly encourages you to read the relevant communications related to the Investment Agreement that have been filed with the SEC.  You may read or copy any document the Company files at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549.  You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains an internet site at www.sec.gov from which you may obtain copies of reports, proxy statements, communications related to the registrants that file electronically, including us.  The Company is not incorporating the contents of the SEC website into this Proxy Statement.

The Company’s Common Stock is traded on the NASDAQ Global Select Market under the symbol “TIBB.”

The Company’s SEC filings are also available to the public on its website at www.tibfinancialcorp.com.  Information contained on the Company’s internet website is not a part of this Proxy Statement.  The Company will provide, without charge, to each person to whom a copy of this Proxy Statement has been delivered, upon written or oral request of such person, a copy of any SEC filing.  Requests for such copies should be directed to Ms. Vicki L. Walker, Secretary, TIB Financial Corp., 599 9th Street North, Suite 101, Naples, Florida 34102-5624.

TIB FINANCIAL CORP. 599 9TH STREET NORTH, SUITE 101 NAPLES, FL 34102-5624
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M.  Eastern Time the day before the cutoff date or meeting date.  Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS —
If you would like to reduce the costs incurred by TIB Financial Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.  Eastern Time the day before the cutoff date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL —
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to TIB Financial Corp. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

1.           For approval of an amendment to the Company’s Restated Articles of Incorporation to increase the number of authorized shares of the Company’s Common Stock as described in the accompanying proxy statement.

For	Against	Abstain
☐	☐	☐
2.          For approval of an amendment to the Company’s Restated Articles of Incorporation to effect a reverse stock split as described in the accompanying proxy statement.

For	Against	Abstain
☐	☐	☐

3.           For approval of an amendment to the Company’s Restated Articles of Incorporation to permit shareholders to act by written consent as described in the accompanying proxy statement.

For	Against	Abstain
☐	☐	☐

In their discretion, the proxies are authorized to vote upon such of the matters as may properly come before the Special Meeting.

This proxy revokes all prior proxies with respect to the Special Meeting and may be revoked prior to its exercise.  Unless otherwise specified, this proxy will be voted for all three of the above proposals and in the discretion of the persons named as proxies on all other matters that may properly come before the Special Meeting or any adjournments thereof.

IMPORTANT
PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Note:  Please sign exactly as name appears on your stock certificate.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
This Proxy Statement, TIB Financial Corp.’s Proxy Statement for the 2010 Annual Meeting of
Shareholders and Annual Report on Form 10K are available at
[●] (for information only).

PROXY
TIB FINANCIAL CORP.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder hereby appoints [●] and [●], and each or any of them, with full power of substitution, as Proxies to represent and to vote, as designated on the reverse, all the shares of Common Stock of TIB Financial Corp. (the “Company”), held of record by the undersigned on October 1, 2010, at the Special Meeting of Shareholders (the “Special Meeting”) to be held on November [●], 2010, or any adjournments thereof.